Exhibit 23.1






                     CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of ACE Limited on Form S-8 for the ACE Limited 1998 Long-term Incentive Plan, of our reports dated November 4, 1998, on our audits of the consolidated financial statements and financial statement schedules of ACE Limited and Subsidiaries as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, which reports are incorporated by reference or included in ACE Limited's Annual Report on Form 10-K for the year end September 30, 1998.



                                         PRICEWATERHOUSECOOPERS LLP



New York, New York
February 9, 1999